SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: - October 2, 2002

                               BRL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


    Delaware                   000-15260                    88-0218411
    --------                   ---------                    ----------
  Jurisdiction of              Commission File              I. R. S. Employer
  Incorporation                Number                       Identification
                                                            Number

                  200 Perimeter Road, Manchester, NH 03103-3326
                  ---------------------------------------------
                    (Address of principal executive offices)

                         Registrant's telephone number:
                                 (603) 641-8443



                  Item 1.  Changes in Control of Registrant

Manchester, N.H. - October 2, 2002 - BRL Holdings (OTC/BB:BRLN) announced today the signing of a definitive agreement to reorganize and acquire, in a reverse acquisition, Element 21 Golf Company, a Delaware corporation, with headquarters in Houston, Texas. Element 21 Golf is development stage high technology golf equipment company whose technology is based on new alloys made from scandium. . As a part of the reorganization, BRL will spin off two of its sponsored business units: (a) Tech Ventures, which controls 30% of AssureTec Systems, Inc., a development stage company active in travel and border document security; and (b) Advanced Conductor Technologies, Inc. is in the process of acquiring Electric Distribution Systems of Cambridge, England, which owns InfoWatt composite reinforced conductor technology for producing advanced energy efficient transmission cable. BRL will commence each of these spin-offs and forward split its shares two for one upon the completion of the Element 21 Golf acquisition. The record date for each of the spin offs and the forward split has been set at the close of business October 4, 2002.

                      Item 2.  Acquisition of 100% of Element 21 Golf Company

Currently BRL Holdings has 2,716,900 pre split shares outstanding following a limited management buy back of AssureTec Systems shares in April, exclusive of 95,400 unexercised BRL option shares. Shareholders of Element 21 will be issued 24,452,210 pre split restricted shares at the closing of the acquisition by BRL

Holdings ("BRL"), inclusive of 2,700,000 pre split option shares to be issued to Element 21 management and consultants, resulting in 27,264,400 pre split shares outstanding on a fully-diluted basis. Immediately following the merger, the agreement with Element 21 provides that BRL will implement a two for one forward stock split and change its name to Element 21 Golf Company. Holders of one pre split BRL share on the record date will be eligible to receive a second BRL share resulting from the forward two for one split of BRL, two shares of Tech Ventures and a single share of Advanced Conductor Technologies. Upon closing, the current BRL directors and officers will resign. Dr. R. Bruce Reeves, the current President and CEO of BRL Holdings, Inc. will retain his position the completion of the merger. He will remain, post merger, as President and CEO of the subsidiaries, Tech Ventures, Inc. and Advanced Conductor Technologies, Inc.

Founders of Element 21 Golf Company have spent years researching and developing golf shafts and golf clubs made from scandium. Scandium is the 21st element in the Periodic Table of Elements and when alloyed with aluminum has a much higher, strength-to-weight ratio than titanium. Scandium alloy golf clubs provide superior feel and workability for the player. The Company's objective is to develop and market new golf products where scandium alloys can provide measurable advantages over existing high-end golf clubs made of titanium, stainless steel and composite materials.

Scandium is a little known element developed in secret aerospace programs in the former Soviet Union. It was used as an additive to aluminum alloys to create the highest strength aluminum-scandium alloys and alloys with significantly enhanced weldability. These super-alloys are used in Russian missiles; MIG-29, MIG-31 and SU-37 jet fighters as well as in components of the Space Station.

Scandium aluminum alloys for sports applications were developed using the expertise of Russian and Ukrainian scientific institutes. In 1997 Easton Sports baseball and softball bats was the first production of a large-scale scandium sports product. The ultra-light, high strength Easton bats, known as the Scandium/Sc 7000 Redline series, quickly became the most successful new product launch in Easton's 75-year history. Scandium has also been used in bicycle frames and bicycle handlebars. The lightweight scandium frame is now used by many top racing teams. In addition to baseball bats and bicycle frames, scandium lacrosse sticks, hockey stick and other sports equipment prototypes have been developed.

Scandium golf products have outstanding potential in the golf industry. Results of player and robotic testing indicated scandium aluminum alloys' superior performance over leading titanium clubs. Scandium alloys have 55% reduced density and 22% specific strength advantage over titanium thus allowing a larger sweet spot for more consistency and accuracy. The reduced density and improved strength allows flexibility in placing perimeter weighting that can affect the trajectory of the ball. The specific yield strength advantage of scandium alloys over steel and high-end aluminum alloys enables the design of shafts at substantially reduced weight.


MANAGEMENT TEAM

Nataliya Hearn, Ph.D. will be the President and CEO of the new Company. Dr. Hearn is a Canadian citizen with her Ph.D. in Civil Engineering from Cambridge University in the United Kingdom. She is also a registered professional engineer. Dr. Hearn is currently a tenured Associate Professor at the University of Windsor and an Adjunct Professor at the University of Toronto. Dr. Hearn is currently a Director of Magnesium Alloy Corporation, Director of New Product Development and Marketing at Link-Pipe Inc., and Director of R&D at Materials Service Life LLC. She has considerable experience in technology transfer, evaluation, and government/industry grants.

Jim Morin of Mission Viejo, California will serve as Executive Vice President of Product Development and has been associated with the golf industry for the past 20 years. Mr. Morin is an owner and officer of Hyper Industries, a golf development and marketing company. In his capacity with Hyper Industries, Mr. Morin has worked with Tommy Armour, Cleveland, Echelon, Calloway, Cobra, McHenry Metals Golf, Taylor Made, Lynx and other golf companies. Mr. Morin has extensive experience in high performance golf alloys, design, testing and production of clubs and shafts that will be of particular value to the Company.

Gerald Enloe of Houston, Texas will serve as a Director of the Company. Mr. Enloe has served as President and CEO of Houston Industrial Materials, Inc. since 1991. His business and practical experience will be invaluable to the new Company.


A copy of the Agreement and Plan of Reorganization dated September 19th, 2002 is attached to this Form 8K.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BRL Holdings, Inc.

                                 /S/ R. Bruce Reeves
                                     --------------------------
                                     R. Bruce Reeves, President

Dated:        October 3, 2002

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                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                               BRL HOLDINGS, INC.

                                       AND

                             Element 21 Golf Company

                        Dated as of September 19th, 2002


                      AGREEMENT AND PLAN OF REORGANIZATION

This ACQUISITION AGREEMENT is made and entered into as of September 19th, 2002, among BRL HOLDINGS, Inc, a Delaware corporation ("HOLDINGS") and Element 21 Golf Company, a Delaware corporation ("ELEMENT 21"), and the shareholders of ELEMENT 21, listed in Schedule A, which is attached hereto and made a part hereof (collectively "ELEMENT 21 SHAREHOLDERS").

                                    RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law (as defined herein), HOLDINGS intends to acquire all of the outstanding common stock of ELEMENT 21.

B.       The Board of Directors of ELEMENT 21 and HOLDINGS have each:
         (i) determined that the intended acquisition of ELEMENT 21 by HOLDINGS is consistent with and in furtherance of the respective long-term business strategy of their companies; and fair to, and in the best interests of, their companies; and (ii) approved this Acquisition Agreement(hereinafter "Agreement")and other transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

1.1 "Acquisition" means the acquisition of all of the outstanding common stock of ELEMENT 21 by HOLDINGS.

1.2 "Affiliate" means, with respect to any Person, any family member and any other Person controlling, controlled by or under common control with such Person.

1.3 "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Closing shall be held on the date and at the location specified in Section 2.2.

1.4 "Closing Date" means the date on which the Closing actually occurs pursuant to Section 2.2.

1.5      "Code" means the Internal Revenue Code of 1986, as amended.

1.6      "Consultant" means R.T. Robertson Consultants, Inc.

1.7      "Delaware Law" means the Delaware General Corporation Law.

1.8 "Disclosure Schedule" means the disclosure schedule executed by each party (referencing the appropriate section of paragraph numbers) that are delivered to the other parties on or prior to the date of this Agreement.

1.9      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.10 "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied.

1.11 "Governmental Entity" means any federal or state court, administrative agency, commission, governmental or regulatory authority.

1.12 "HOLDINGS Common Stock" means the shares of common stock of HOLDINGS to be received by the ELEMENT 21 SHAREHOLDERS, in exchange for 100% of their ELEMENT 21 shares.

1.13 "Knowledge" means, with respect to a party hereto or with respect to any matter in question, that any of the Chairman, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of such party, has actual knowledge after a reasonable review of such matter.

1.14 "Material Adverse Effect" when used in connection with an entity means any change, event, violation, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

1.15 "OTCBB" means the OTC Bulletin Board that is operated by the National Association of Securities Dealers but is separate from the NASDAQ stock market.

1.16 "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

1.17     "SEC" means the United States Securities and Exchange Commission.


1.18     "Securities Act" means the Securities Act of 1933, as amended.

1.19 "Tax Return" means any return, report or statement required to be filed with any governmental authority with respect to Taxes.

1.20 "Taxes" means all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

                                    ARTICLE 2
                                 THE ACQUISITION

2.1 The Acquisition. On the Closing Date and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, HOLDINGS shall acquire 100% of the outstanding common stock of ELEMENT 21. The complete list of ELEMENT 21's SHAREHOLDERS is set forth in Schedule A of the ELEMENT 21 Disclosure Schedule.

2.2 Closing Date. Subject to the provisions of this Agreement, the parties hereto shall cause the Acquisition to be consummated by exchanging all of the documents required by this Agreement to be exchanged.

         The Closing of the Acquisition shall take place at the New York offices of ELEMENT 21, at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article 7.

2.3 Effect of the Acquisition. At the Closing Date, the effect of the Acquisition shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Closing Date, 100% of the common stock of ELEMENT 21 shall vest in HOLDINGS.

2.4      Articles of Incorporation; Bylaws.

         (a) At the Closing Date, the Certificate of Incorporation of HOLDINGS, as in effect immediately prior to the Closing Date, shall remain the Certificate of Incorporation of HOLDINGS until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) At or before the Closing Date, HOLDINGS shall have authorized fifty (50,000,000) million shares of common stock and five million (5,000,000) shares of preferred stock.

         (c) The Bylaws of HOLDINGS, as in effect immediately prior to the Closing Date, shall be the Bylaws of HOLDINGS until thereafter amended.

2.5 Directors and Officers. The directors and officers of HOLDINGS shall be the directors and officers of HOLDINGS until the Closing. On the Closing Date, all of the directors and officers of HOLDINGS shall resign and shall be replaced by the officers and directors designated by ELEMENT 21.

2.6      Effect  on  Capital  Stock.  At the  Closing  Date,  by  virtue  of the
         Acquisition:

         (a) Capital Stock of ELEMENT 21. One hundred (100%) percent of the issued and outstanding common stock of ELEMENT 21 will be transferred, by executed and notarized or guaranteed stock powers to HOLDINGS, in exchange for a maximum total of 24,452,100 shares of HOLDINGS Common Stock as defined in
Section 1.12. At the Closing, each issued and outstanding share of common stock of ELEMENT 21 shall be exchanged for ten thousand (10,000) validly issued, fully paid and nonassessable share of HOLDINGS Common Stock. This shall be the total number of HOLDINGS Common Stock to be paid for 100% of the ELEMENT 21 common stock. At the Closing, there shall be no options, warrants or other agreements to purchase shares of ELEMENT 21 common stock outstanding. In the event that any ELEMENT 21 SHAREHOLDERS' certificates have been lost, stolen or destroyed, such ELEMENT 21 SHAREHOLDER will be entitled to receive a stock certificate representing HOLDINGS' Common Stock only after providing an affidavit of loss to HOLDINGS. At Closing, the maximum number of common shares of Element 21 shall be 2,445 shares issued, 10,000 common shares authorized with no preferred shares outstanding.

         (b) Capital Stock of HOLDINGS. Each share of HOLDINGS Common Stock issued and outstanding immediately prior to the Closing Date shall remain unchanged as a result of the Acquisition. At the Closing, the options to purchase 95,400 shares of Holdings common stock shall remain outstanding. Except as set forth in this Section 2.6(b), at the Closing, there shall be no other options, warrants or other agreements or rights to purchase shares of HOLDINGS' capital stock outstanding and any other outstanding options, warrants or other agreements or rights to purchase shares of HOLDINGS' capital stock shall be cancelled or otherwise terminated.

2.7      Issuance of Certificates.
         ------------------------

         (a) HOLDINGS to Provide Common Stock. On the Closing Date, HOLDINGS shall deliver to the ELEMENT 21 SHAREHOLDERS stock certificates in accordance with Section 2.6(a) totaling up to 24,452,100 shares of HOLDINGS Common Stock, in exchange for 100% of ELEMENT 21's issued and outstanding common stock.

         (b) SHAREHOLDER Waiver. Each ELEMENT 21 SHAREHOLDER as a condition of participating in the Acquisition, shall execute a ELEMENT 21 SHAREHOLDER Waiver in the form of Exhibit B. This ELEMENT 21 SHAREHOLDER Waiver shall provide that all holders of shares issued, as a part of the Acquisition by HOLDINGS, shall forfeit any rights to receive stock dividends and distributions of any spin-off of shares of AssureTec Systems, Inc. ("AssureTec"), Tech Ventures, Inc. ("Tech") and Biorelease Technologies, Inc. ("BTI") held by HOLDINGS on the Closing Date. This waiver shall not affect any other distributions of shares or cash other than those shares resulting directly from the referenced companies held by HOLDINGS.

2.8      [Intentionally Omitted]

         2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest HOLDINGS with full right, title and possession to 100% of the common stock of ELEMENT 21, the management of ELEMENT 21 and HOLDINGS agree to take all such lawful and necessary further action.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF ELEMENT 21

ELEMENT 21 represents and warrants to HOLDINGS, subject to such exceptions as are specifically disclosed in the ELEMENT 21 Disclosure Schedule (referencing the appropriate section and paragraph numbers) delivered by ELEMENT 21 to HOLDINGS on or prior to the date of this Agreement, as follows:

3.1 Organization and Qualification; Subsidiaries. ELEMENT 21 is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. ELEMENT 21 is in possession of all material franchises, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("ELEMENT 21 Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such ELEMENT 21 Approvals would not, individually or in the aggregate, have a Material Adverse Effect on ELEMENT 21. ELEMENT 21 is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on ELEMENT 21. ELEMENT 21 does not directly own any equity interest in, or any interest convertible or exchangeable or exercisable for, any equity interest in, any corporation, partnership, joint venture or other business, association or entity. ELEMENT 21 owns all of the assets and business set forth in Section 3.1 of the ELEMENT 21 Disclosure Schedule except as set forth in Section 3.1 of the ELEMENT 21 Disclosure Schedule.

3.2 Articles of Incorporation and Bylaws. ELEMENT 21 has previously furnished to HOLDINGS a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. ELEMENT 21 is not in material violation of any of the provisions of its Certificate of Incorporation or Bylaws.

3.3 Authority Relative to This Agreement. ELEMENT 21 has all necessary corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS and the consummation by ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS and subject, to the ELEMENT 21 SHAREHOLDERS' approval no other corporate proceedings on the part of ELEMENT 21 or the ELEMENT 21 SHAREHOLDERS are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed

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

and delivered by ELEMENT 21 and each ELEMENT 21 SHAREHOLDER signing this Agreement, and, assuming the due authorization, execution and delivery by HOLDINGS, constitutes legal and binding obligations of ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS, enforceable against ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance are subject to the discretion of the court before which any proceeding may therefore be brought.

3.4      No Conflict; Required Filings and Consents.
         ------------------------------------------

         (a) The execution and delivery of this Agreement by ELEMENT 21 does not, and the performance of this Agreement by ELEMENT 21 shall not, (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ELEMENT 21 by which ELEMENT 21 is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair ELEMENT 21's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or material encumbrance on any of the properties or assets of ELEMENT 21 pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other similar instrument or similar obligation to which ELEMENT 21 is a party or by which its properties are bound or affected.

         (b) The execution and delivery of this Agreement by ELEMENT 21 does not, and the performance of this Agreement by ELEMENT 21 shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of the National Association of Securities Dealers ("NASD"), and (B) where the failure to obtain such consents, ELEMENT 21 Approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Acquisition or otherwise prevent ELEMENT 21 from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ELEMENT 21 or the ELEMENT 21 SHAREHOLDERS.

3.5      Compliance; Permits.
         -------------------

         (a) ELEMENT 21 is not in material default or material violation of, (i) any law, rule, regulation, order, judgment or decree applicable to ELEMENT 21 or by which its properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other similar instrument or similar obligation to which ELEMENT 21 is a party or by which ELEMENT 21 or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ELEMENT 21. To the Knowledge of ELEMENT 21, no investigation or review by any governmental or regulatory body or authority is pending or threatened against ELEMENT 21, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ELEMENT 21.

         (b) ELEMENT 21 holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of ELEMENT 21 (collectively, the "ELEMENT 21 Permits"). ELEMENT 21 is in compliance in all material respects with the terms of the ELEMENT 21 Permits, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on ELEMENT 21.

3.6 [Intentionally Omitted]

3.7 No Undisclosed Liabilities. To ELEMENT 21's Knowledge, ELEMENT 21 does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP (with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of ELEMENT 21 taken as a whole, except (i) banking, accounting, legal and printing fees associated with the Acquisition, or (ii) liabilities incurred in the ordinary course of ELEMENT 21's business since its formation.

3.8      [Intentionally Omitted]

3.9 Absence of Litigation. There are no material claims, actions, suits or proceedings pending or, to the Knowledge of ELEMENT 21, threatened (or, to the Knowledge of ELEMENT 21, any governmental or regulatory investigation pending or threatened) against ELEMENT 21 as to which ELEMENT 21 has received any written notice or assertion, or any properties or rights of ELEMENT 21, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign; and there are no claims, actions, suits, proceedings or judgments against ELEMENT 21 which would affect ELEMENT 21's right and authority to effect the transactions contemplated hereby.

3.10 Employee Benefit Plans. Other than as provided in Section 3.10 of the ELEMENT 21 Disclosure Schedule, ELEMENT 21 is not a party to any oral or written
(i) contract for the employment of any officer or employee that is not terminable on thirty (30) days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or
(iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3)of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of ELEMENT 21, or with respect to which ELEMENT 21 has or may in the future have liability, are listed in Section 3.10 the ELEMENT 21 Disclosure Schedule (the "ELEMENT 21 Plans"). ELEMENT 21 has provided to HOLDINGS: (i) correct and complete copies of all documents embodying each ELEMENT 21 Plan including without limitation all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such ELEMENT 21 Plan and any other information requested by HOLDINGS regarding the ELEMENT 21 Plan.

3.11 Labor Matters. There is no litigation pending or, to the Knowledge of ELEMENT 21, threatened, between ELEMENT 21 and any of its respective employees. As of the date of this Agreement, ELEMENT 21 is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by ELEMENT 21 nor to ELEMENT 21's Knowledge are there any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, ELEMENT 21 has no Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of ELEMENT 21.

3.12 Ability to Transfer ELEMENT 21 Stock. To the Knowledge of ELEMENT 21, each ELEMENT 21 SHAREHOLDER is the sole owner of his or her ELEMENT 21 stock, and has the full power and authority to transfer his or her shares of ELEMENT 21 to HOLDINGS in accordance with this Agreement. Upon the transfer by ELEMENT 21 SHAREHOLDERS of all their common stock of ELEMENT 21 to HOLDINGS, HOLDINGS shall be the owner 100% of such ELEMENT 21 common stock free and clear of any and all material claims, liens and encumbrances of any kind or nature whatsoever.

3.13 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon ELEMENT 21 which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ELEMENT 21, any acquisition of property by ELEMENT 21 or the conduct of business by ELEMENT 21 as currently conducted.

3.14 Title to Property. ELEMENT 21 owns the plans and designs for its products free and clear of all liens, charges and encumbrances except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the license affected thereby; and all material licenses which ELEMENT 21 holds and which are required for the operation of its business are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such licenses, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which ELEMENT 21 has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of ELEMENT 21, are in good operating condition and repair, in all material respects.

3.15 Taxes. Prior to the Closing Date, ELEMENT 21 will have timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of ELEMENT 21 or is being asserted against ELEMENT 21, (ii) no audit of any material Tax Return of ELEMENT 21 is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by ELEMENT 21 or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which ELEMENT 21 is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

3.16 Environmental Matters. To the Knowledge of ELEMENT 21, ELEMENT 21 (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of ELEMENT 21 and required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the
manufacture,   processing,  distribution,  use,  treatment,  storage,  disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by ELEMENT 21 (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved there under; (iii) as of the date hereof, has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from ELEMENT 21's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by ELEMENT 21 (or any of its respective agents) thereunder.

3.17 Intangible Assets. Section 3.17 of the ELEMENT 21 Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by ELEMENT 21 in its business as presently conducted. To ELEMENT 21's Knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. ELEMENT 21 has not received any notice of any claim of infringement. Except as disclosed in Section 3.17 of the ELEMENT 21 Disclosure Schedule, there are no agreements, contracts or obligations under which ELEMENT 21 is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of ELEMENT 21 are in such form and of such quality that, following the Closing, ELEMENT 21 will be able to continue to sell the products heretofore provided by ELEMENT 21.

3.18 Agreements, Contracts and Commitments. Except as set forth in Section 3.18 of the ELEMENT 21 Disclosure Schedule, ELEMENT 21 is not a party to and is not bound by:

         (a) any employment or consulting agreement, contract or commitment with any officer, director or member of ELEMENT 21's Board of Directors, other than those that are terminable by ELEMENT 21 on no more than thirty (30) days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to ELEMENT 21;

         (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of ELEMENT 21 to engage in any line of business or to compete with any Person; or

         (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by ELEMENT 21 after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which ELEMENT 21 has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

ELEMENT 21 is not and, to ELEMENT 21's Knowledge, no other party to a ELEMENT 21 Contract (as defined below), is in material breach, violation or default under, and ELEMENT 21 has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which ELEMENT 21 is a party or by which it is bound that are required to be disclosed in Section 3.18 of the ELEMENT 21 Disclosure Schedule pursuant to this Section 3.18 hereof (any such agreement, contract or commitment, a "ELEMENT 21 Contract") in such a manner as would permit any other party to cancel or terminate any such ELEMENT 21 Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

3.19 Insurance. ELEMENT 21 maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of ELEMENT 21 which are of the type and in amounts customarily carried by Persons conducting businesses similar to those of ELEMENT 21.

3.20 Directors and Officers. Section 3.20 of the ELEMENT 21 Disclosure Schedule contains a complete list of the current Board of Directors and executive officers, and the management of ELEMENT 21.

3.21 Record Books. The record books of ELEMENT 21 are in good order, complete, accurate and up to date.

3.22 Related Party Transactions. Except as set forth in Section 3.22 of the ELEMENT 21 Disclosure Schedule, neither any officer nor any director or employee of ELEMENT 21 has any direct interest in any competitor, supplier, or customer of ELEMENT 21 or in any Person from whom or to whom ELEMENT 21 leases any real or personal property, or in any other Person with whom ELEMENT 21 is doing business.

3.23 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the Knowledge of ELEMENT 21, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of ELEMENT 21 in an amount in excess of $50,000.

3.24 Board Approval. The Board of Directors of ELEMENT 21 has, as of the date of this Agreement (i) approved this Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Acquisition is in the best interests of the stockholders of ELEMENT 21 and is on terms that are fair to such stockholders and (iii) recommended that ELEMENT 21 approve this Agreement and the Acquisition.

3.25 ELEMENT 21 SHAREHOLDERS. ELEMENT 21 has received a written representation from each of ELEMENT 21's SHAREHOLDERS, which ELEMENT 21 reasonably believes, that each ELEMENT 21 SHAREHOLDER is an "accredited investor" as that term is defined in the Rules and Regulations under the Securities Act.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

HOLDINGS represents and warrant to ELEMENT 21, subject to such exceptions as specifically disclosed in the HOLDINGS Disclosure Schedule (referencing the appropriate section and paragraph number) delivered by HOLDINGS to ELEMENT 21 on or prior to the date of this Agreement, as follows:

4.1 Organization and Qualification; Subsidiaries. Each of HOLDINGS and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of HOLDINGS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("HOLDINGS Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such HOLDINGS Approvals would not, individually or in the aggregate, have a Material Adverse Effect on HOLDINGS. Each of HOLDINGS and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on HOLDINGS. HOLDINGS does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity. AssureTec, Tech and BTI are the only subsidiaries of HOLDINGS. All of the outstanding shares of capital stock of the subsidiaries of HOLDINGS have been validly issued and are fully paid and nonassessable and are owned free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

4.2 Certificate of Incorporation and Bylaws. HOLDINGS has previously furnished to ELEMENT 21 a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of each subsidiary are in full force and effect. HOLDINGS is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

4.3 Capitalization. The authorized capital stock of HOLDINGS consists of 50,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.10 per share. At the close of business on June 30, 2002, (i) HOLDINGS shares of common stock issued and outstanding were 2,716,900 shares (after exchange of shares earlier issued to acquire
AssureTec Systems for a like number of AssureTec shares), all of which are validly issued, fully paid and non-assessable, (ii) 95,400 shares of common stock were reserved for issuance upon the exercise of outstanding options (after exchange of options earlier issued to acquire AssureTec Systems for a like number of AssureTec options) ("HOLDINGS Options") to purchase HOLDINGS common stock; the HOLDINGS Options and the shares reserved for issuance are listed in
Section 4.3 of the HOLDINGS Disclosure Schedule; provided, however, that except as set forth in Section 2.6(b)representing these 95,400 option shares, any and all options to purchase capital stock of HOLDINGS shall be cancelled prior to the Closing. All of the outstanding shares of HOLDINGS' capital stock are, and all shares which may be issued pursuant to this Agreement will be, duly authorized, validly issued and fully paid and non-assessable and are not subject to preemptive rights and were issued in compliance with state and federal securities laws. None of the preferred stock has been issued and none is outstanding. All shares of HOLDINGS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of HOLDINGS Common Stock to be issued pursuant to this Agreement will be, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 4.3 of the HOLDINGS Disclosure Schedule, no change in such capitalization has occurred except for the exchange of HOLDINGS shares of common stock and for a like number of restricted shares in AssureTec Systems, Inc. and the exchange of HOLDINGS Options for a like number of AssureTec options. Except as set forth in this Section 4.3 or in Section 4.3 of the HOLDINGS Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, puts, calls, contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of HOLDINGS or obligating HOLDINGS to issue or sell any shares of capital stock of, or other equity interests in, HOLDINGS. There are no obligations, contingent or otherwise, of HOLDINGS to repurchase, redeem or otherwise acquire any shares of HOLDINGS Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. HOLDINGS is not a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, antidilutive rights with respect to, any securities of HOLDINGS.

4.4 Authority Relative to This Agreement. HOLDINGS has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by HOLDINGS and the consummation by HOLDINGS of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of HOLDINGS and no other corporate proceedings on the part of HOLDINGS are necessary to authorize this Agreement, or to consummate the transactions so contemplated. The execution and delivery of this Agreement by HOLDINGS and the consummation by HOLDINGS of the transactions contemplated hereby do not require the approval of the stockholders of Holdings. This Agreement has been duly and validly executed and delivered by HOLDINGS and, assuming the due authorization, execution and delivery by ELEMENT 21, constitutes legal and binding obligations of HOLDINGS, enforceable against HOLDINGS in accordance with their respective terms.

4.5      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by HOLDINGS does not, and the performance of this Agreement by HOLDINGS shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of HOLDINGS or any subsidiary, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or any subsidiary or by which its properties are bound or affected, or

(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair HOLDINGS' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of HOLDINGS pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS or any subsidiary is a party or by which HOLDINGS or any subsidiary or any of their respective properties are bound or affected.

         (b) The execution and delivery of this Agreement by HOLDINGS does not, and the performance of this Agreement by HOLDINGS shall not, require any consent, notice, report, order, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of the NASD, and the mailing to HOLDINGS Stockholders and filing with the SEC of a notice pursuant to SEC Rule 14f-1 under the Exchange Act; and (ii) where the failure to obtain such consents, HOLDINGS Approvals, authorizations or permits, or to make such filings or notifications (a) would not prevent the consummation of the Acquisition or otherwise prevent HOLDINGS from performing its obligations under this Agreement, or (b) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

4.6      Compliance; Permits.
         -------------------

         (a) HOLDINGS is not in conflict  with,  or in default or violation  of,
(i) any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS is a party or by which HOLDINGS or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOLDINGS. To the Knowledge of HOLDINGS, no investigation or review by any governmental or regulatory body or authority is pending or threatened against HOLDINGS, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

         (b)  HOLDINGS  holds  all  permits,  licenses,  variances,  exemptions, certifications, qualifications, requirements, registrations, orders and approvals from governmental authorities which are material to operation of the business of HOLDINGS (collectively, the "HOLDINGS Permits"). HOLDINGS is in compliance in all respects with the terms of the HOLDINGS Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on HOLDINGS and all HOLDINGS Permits are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such HOLDINGS Permits and HOLDINGS is in compliance with all obligations, instructions or requirements thereof. HOLDINGS has never been the subject of an Occupational and Safety Health Administration (or similar agency) inspection or found by any agency to be in violation of any occupational safety or health law. HOLDINGS has never been the subject of an inspection or inquiry regarding violations or alleged violations of any law by the Environmental Protection Agency, Federal Trade Commission, Food & Drug Administration, or similar federal, state, or local agency, and has not been found (or the subject of an allegation) by such agency to be in violation of any law. HOLDINGS has never been a party to any illegal or improper payments.

4.7      Financial Statements; SEC Reports.

         (a) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the HOLDINGS financial statements was prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition provisions thereof) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-K of the Exchange Act) and each fairly presents the consolidated financial position of HOLDINGS and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         (b) HOLDINGS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000, (the "HOLDINGS SEC Documents"). As of their respective dates, the HOLDINGS SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such HOLDINGS SEC Documents, and none of the HOLDINGS SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HOLDINGS included in the HOLDINGS SEC Documents comply as to form and substance, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

         (c) The unaudited consolidated financial statements of HOLDINGS for the nine (9) months ended March 31, 2002, which are included in the HOLDINGS SEC Documents, have previously been made available to the Company. The Financial Statements comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

4.8 No Undisclosed Liabilities. HOLDINGS does not have any direct or indirect liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of HOLDINGS taken as a whole, except (i) liabilities provided for in HOLDINGS' balance sheet as of March 31, 2002, (ii) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practices or (iii) banking, accounting, legal and printing fees associated with the Acquisition. As of the Closing, HOLDINGS will have no assets or liabilities except its investment in shares related to the spin-off of Tech Ventures, inc., AssureTec and Biorelease Technologies, as described in
Section 4.13 herein.

4.9 Absence of Certain Changes or Events. Since its formation, except as set forth in Section 4.9 of the HOLDINGS Disclosure Schedule and other than the exchange of existing HOLDINGS shares and options for AssureTec shares and options and the conversion of related party debt of outstanding option shares, there has not been: (i) any Material Adverse Effect on HOLDINGS, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of HOLDINGS' capital stock, or any purchase, redemption or other HOLDINGS by HOLDINGS of any of HOLDINGS' capital stock or any other securities of HOLDINGS or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of HOLDINGS' capital stock,
(iv) any granting by HOLDINGS of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by HOLDINGS of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by HOLDINGS of any increase in severance or termination pay or any entry by HOLDINGS into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving HOLDINGS of the nature contemplated hereby, (v) any material change by HOLDINGS in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vi) any revaluation by HOLDINGS of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

4.10 Absence of Litigation. Except as set forth in Section 4.10 of the HOLDINGS Disclosure Schedule Reports, there are no material claims, actions, suits or proceedings pending or, to the Knowledge of HOLDINGS, threatened (or to the Knowledge of HOLDINGS, any governmental or regulatory investigation pending or threatened) against HOLDINGS as to which HOLDINGS or any subsidiary has received any written notice or assertion, or any properties or rights of HOLDINGS or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. HOLDINGS is not subject to or in violation or default under any outstanding order, injunction or decree.

4.11 Employee Benefit Plans. HOLDINGS is not a party to any oral or written (i) contract for the employment of any officer or employee, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of HOLDINGS; or (iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA that covers any active, former employee, director or consultant of HOLDINGS, or with respect to which HOLDINGS has or may in the future have liability, are listed in Section
4.11 of the HOLDINGS Disclosure Schedule (the "HOLDINGS Plans") and the HOLDINGS Plans are in compliance with ERISA. HOLDINGS has provided to ELEMENT 21: (i) correct and complete copies of all documents embodying each HOLDINGS Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such HOLDINGS Plan and any other information requested by ELEMENT 21 regarding the HOLDINGS Plan.

4.12 Labor Matters. (a) There is no litigation pending or, to the Knowledge of HOLDINGS, threatened, between HOLDINGS, its subsidiaries and any of their respective employees. As of the date of this Agreement, HOLDINGS is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by HOLDINGS nor does HOLDINGS know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, HOLDINGS has no Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of HOLDINGS.

         (b) Section 4.12 of the HOLDINGS Disclosure lists each employee of HOLDINGS as well as the current position, the current annual salary, the date of hire, any special arrangements including retirement benefits, whether written or oral, with respect to each employee, including any director or officer of HOLDINGS.

         (c) To the Knowledge of HOLDINGS, HOLDINGS is in compliance with all applicable laws regarding employment and employment practices.

         (d) No present or former employee or contracted employee of HOLDINGS has asserted any claim against HOLDINGS and, to the Knowledge of HOLDINGS no basis for any such claim exists.

4.13 Spin-off of Tech Ventures, Inc. Prior to the Closing Date, HOLDINGS will establish a record date for HOLDINGS shareholders who will be eligible to receive stock of Tech, which includes the investments previously held by HOLDINGS in AssureTec, Tech, BTI and other affiliated entities. Shares in Tech will be distributed to those HOLDINGS shareholders as of the record date following a registration of those shares. HOLDINGS will continue to have the responsibility to cooperate in the Tech spin-off after the Closing, and for which $33,333 (the "Spin-off Fee") will be advanced to Dr. Reeves by or on behalf of ELEMENT 21 for the costs relating to the Tech spin-off. Reeves shall diligently complete the Tech spin-off, with the cooperation of HOLDINGS, but without any further cost to HOLDINGS.

4.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon HOLDINGS which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of HOLDINGS, any HOLDINGS of property by HOLDINGS or the conduct of business by HOLDINGS as currently conducted.

4.15 Title to Property. HOLDINGS owns no real property. HOLDINGS has good and marketable title to all of its material properties and assets set forth in
Section 4.15 of the HOLDINGS Disclosure Schedule, free and clear of all liens, charges and encumbrances except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which HOLDINGS lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which HOLDINGS has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of HOLDINGS, are in good operating condition and repair, in all material respects.

4.16 Taxes. (a) Within sixty (60) days following the Closing, HOLDINGS and its current and former affiliated companies will have filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material) and all such returns and reports are complete and correct in all respects, and any requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and HOLDINGS and its subsidiaries have paid all Taxes shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Each of HOLDINGS and its subsidiaries has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of HOLDINGS or is being asserted against HOLDINGS,
(ii) no audit of any material Tax Return of HOLDINGS is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by HOLDINGS or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which HOLDINGS is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

         (b) No director or officer (or employee responsible for tax matters) of HOLDINGS or its subsidiaries expects any authority to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of HOLDINGS or its subsidiaries, either:
(A) claimed or raised by any authority in writing, or (B) as to which the directors and officers (and employees responsible for tax matters) of such corporation has Knowledge based upon personal contact with any agent of such authority. Section 4.16(b) of the HOLDINGS Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to each of HOLDINGS and its subsidiaries and with respect to both of them on a consolidated or other basis for taxable periods ended on or after January 1, 1999, 2000, and 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each of HOLDINGS and its subsidiaries has delivered to ELEMENT 21 correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either HOLDINGS or its subsidiaries since January 1, 1999.

         (c) Neither HOLDINGS nor its subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (d)The unpaid Taxes of HOLDINGS and its subsidiaries, respectively, (i) did not, as of January 1, 2002 or the date of the most recent fiscal month-end of HOLDINGS and its subsidiaries, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for such fiscal month end (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of HOLDINGS or its subsidiaries in filing its Tax Returns.

4.17 Environmental Matters. HOLDINGS (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of HOLDINGS and required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by HOLDINGS (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from HOLDINGS' (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by HOLDINGS (or any of its respective agents) thereunder.

4.18 Intangible Assets. Section 4.18 of the HOLDINGS Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by HOLDINGS in its business as presently conducted, or controlled in whole or in part by HOLDINGS or directly or indirectly owned or controlled in whole or in part by HOLDINGS or any of HOLDINGS' officers, directors or key employees. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of HOLDINGS' business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. HOLDINGS has not received any notice of any claim of infringement. Except as disclosed in Section 4.18 of the HOLDINGS Disclosure Schedule, there are no agreements, contracts or obligations under which HOLDINGS is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of HOLDINGS are in such form and of such quality that, following the Closing, HOLDINGS will be able to continue to sell the products heretofore provided by HOLDINGS.

4.19 Agreements, Contracts and Commitments. Section 4.19 of the HOLDINGS Disclosure Schedule contains a true and correct list of all material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, relating to HOLDINGS, its business and assets or liabilities (collectively, the "HOLDINGS Contracts"). Except as set forth in
Section 4.19 of the HOLDINGS Disclosure Schedule, HOLDINGS is not a party to and is not bound by:

         (a) Any employment or consulting agreement, contract or commitment with any officer, director or member of HOLDINGS' Board of Directors;

         (b) Any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (c) Any agreement, contract or commitment containing any covenant limiting in any respect the right of HOLDINGS to engage in any line of business or to compete with any Person or granting any exclusive distribution rights;

         (d) Any agreement, contract or commitment currently in force relating to the disposition or Acquisition by HOLDINGS after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which HOLDINGS has any material ownership interest in any corporation, partnership, joint venture or other business enterprise; or

         (e) Any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) of HOLDINGS.

HOLDINGS is not and, to HOLDINGS' Knowledge, no other party to a HOLDINGS Contract, is in breach, violation or default under, and HOLDINGS has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the HOLDINGS Contracts in such a manner as would permit any other party to cancel or terminate any such HOLDINGS Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Each HOLDINGS Contract is valid and binding on HOLDINGS and is in full force and effect, and HOLDINGS has in all material respects performed all obligations required to be performed by them to date under each HOLDINGS Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on HOLDINGS. Except as set forth on
Section 4.19(c) of the HOLDINGS Disclosure Schedule: (i) HOLDINGS maintains a good business relationship with each of its customers and suppliers, and to the Knowledge of HOLDINGS, no material unresolved complaint or dispute presently exists and no customer or supplier is considering or intends to cease doing business with HOLDINGS during the twelve (12) month period beginning the date hereof; (ii) during the twelve (12) month period preceding the date hereof, no material contract or agreement of HOLDINGS was terminated, expired, or not renewed; and (iii) during the twelve (12) month period preceding the date hereof, no material supplier or customer of HOLDINGS has ceased doing business with HOLDINGS, as the case may be.

4.20 Insurance. HOLDINGS does not carry any insurance since it has no employees and has not been an operating company. Prior to the Closing Date, HOLDINGS and ELEMENT 21 shall agree upon appropriate insurance and coverage.

4.21 Directors, Officers and Affiliates. Section 4.21 of the HOLDINGS Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of HOLDINGS and all Persons who are an Affiliate of HOLDINGS.

4.22 Prior Sales. Section 4.22 of the HOLDINGS Disclosure Schedule contains a true, correct and complete current list of the names and addresses of the purchasers of any securities of HOLDINGS that have been privately offered and sold by HOLDINGS within the last two years from the date of this Agreement, the prices paid by the purchasers of those securities, the rights of such shareholders and a brief description of the facts upon which HOLDINGS relied in claiming an exemption from the registration requirements of the state and federal securities laws in making those sales.

4.23 Corporate Record Books. The books and records of HOLDINGS are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

4.24 Related Party Transactions. Except as set forth in Section 4.24 of the HOLDINGS Disclosure Schedule, neither any officer nor any director or employee of HOLDINGS, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of HOLDINGS or in any Person from whom or to whom HOLDINGS leases any real or personal property, or in any other Person with whom HOLDINGS is doing business.

4.25 Lack of Disputes. There is currently no dispute, pending or, to the Knowledge of HOLDINGS, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of HOLDINGS.

4.26 Board Approval. The Board of Directors of HOLDINGS has, as of the date hereof, (i) approved this Agreement, the Acquisition and the transactions contemplated hereby and (ii) determined that the Acquisition is in the best interests of the stockholders of HOLDINGS and is on terms that are fair to such stockholders.

4.27 Disclosures. None of the information supplied or to be supplied by HOLDINGS specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity and no written disclosure of written statement of fact furnished or to be furnished by HOLDINGS to ELEMENT 21 pursuant to this Agreement or pursuant to ELEMENT 21's due diligence, shall contain any untrue statement of a material fact or omits or will omit to state any item or any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by HOLDINGS with respect to statements made or incorporated by reference therein based on information supplied by ELEMENT 21 specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

                                    ARTICLE 5
                        CONDUCT PRIOR TO THE CLOSING DATE

5.1 Conduct of Business By ELEMENT 21. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ELEMENT 21 shall, except to the extent that HOLDINGS shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

In addition, except as permitted by the terms of this Agreement, and except as provided in Section 5.1 of the ELEMENT 21 Disclosure Schedule, without the prior written consent of HOLDINGS, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ELEMENT 21 shall not do any of the following:

         (a) Grant any severance or termination pay to any officer or employee of ELEMENT 21 except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to HOLDINGS, or adopt any new severance plan;

         (b) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of ELEMENT 21 other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in the ordinary course of business;

         (c) Make any  individual or series of related  payments  outside of the
ordinary  course  of  business  in  excess  of  $50,000,   other  than  banking,
accounting, legal and printing fees associated with the Acquisition;

         (d) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which ELEMENT 21 is a party or waive, release or assign any material rights or claims there under;

         (e) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

         (f) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

         (g) Agree in writing or otherwise to take any of the actions described in subsections (a) through (f) above.

5.2      Conduct of Business by HOLDINGS.

         (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall, other than implementing the exchange of HOLDINGS stock and options for AssureTec stock and options held by non-public holders, except to the extent that ELEMENT 21 shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, and pay or perform other material obligations when due and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

         (b) In addition, except as permitted by the terms of this Agreement, without the prior written consent of ELEMENT 21, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall not do any of the following and shall not permit its subsidiaries to do any of the following:

              (1) Accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

              (2) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to ELEMENT 21, or adopt any new severance plan;

              (3) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

              (4) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of shares of HOLDINGS Common Stock pursuant to the exercise of stock options or warrants therefore outstanding as of the date of this Agreement;

              (5) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws;

              (6) Sell, lease, license, mortgage, encumber or subject to any lien or otherwise dispose of any properties or assets of HOLDINGS;

              (7) Create, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of HOLDINGS;

              (8) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

              (9) Make any individual or series of related payments outside of the ordinary course of business in excess of $10,000, other than banking, accounting, legal and printing fees associated with the Acquisition;

              (10) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which HOLDINGS is a party or waive, release or assign any material rights or claims thereunder;

              (11) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

              (12) Engage in any action that could reasonably be expected to cause the Acquisition to fail to qualify as a "reorganization" under Section 368(a)(1)(B) of the Code;

              (13) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person;

              (14) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

              (15) Agree in writing or otherwise to take any of the actions described in subsections (1) through (14) above.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

6.1 Filings; Board Recommendations. As promptly as practicable after the date of this Agreement, each of ELEMENT 21 and HOLDINGS will prepare and file any filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or state securities or related laws relating to the Acquisition and the transactions contemplated by this Agreement. Specifically, but not by way of limitation, promptly following the execution and delivery of this Agreement, but no later than five (5) Business Days following the date hereof HOLDINGS shall prepare and file a notice pursuant to Rule 14f-1, and one or more Forms 8-K describing the Acquisition of ELEMENT 21 with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the Exchange Act. Not less than five (5) Business Days prior to the filing with the SEC, HOLDINGS shall permit ELEMENT 21 and its legal counsel to review the filing and make suggested revisions thereto. HOLDINGS shall mail the Information Statement on Schedule 14f-1 to each HOLDINGS shareholder in accordance with all applicable rules and regulations of the 1934 Act and the Delaware Code. Each of ELEMENT 21 and HOLDINGS will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Acquisition or any Filing. Each of ELEMENT 21 and HOLDINGS will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Filing, ELEMENT 21 or HOLDINGS, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of HOLDINGS, such amendment or supplement.

6.2      Confidentiality; Access to Information.

         (a) Access to ELEMENT 21 Information. ELEMENT 21 will afford HOLDINGS and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of ELEMENT 21 during the period prior to the Closing Date to obtain all information concerning the business of ELEMENT 21 as HOLDINGS may reasonably request. No information or Knowledge obtained by HOLDINGS in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the HOLDINGS.

         (b)Access to HOLDINGS Information. HOLDINGS will afford ELEMENT 21 and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of HOLDINGS during the period prior to the Closing Date to obtain all information concerning the business of HOLDINGS as ELEMENT 21 may reasonably request. No information or Knowledge obtained by ELEMENT 21 in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

         (c) Confidentiality. HOLDINGS AND ELEMENT 21 shall hold, and shall use their best efforts to cause their respective officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning the HOLDINGS or ELEMENT 21, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of HOLDINGS or ELEMENT 21, or any of their respective Affiliates; or (ii) later lawfully acquired without the breach of any other agreement by HOLDINGS or ELEMENT 21 or their respective officers, directors, partners, financial advisors, counsel and other agents from other sources), and will not release or disclose such information to any other

Person, except its officers, directors, prospective lenders, financial advisors, counsel and other agents in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained as hereinbefore provided for a period of two (2) years and, if requested by HOLDINGS or ELEMENT 21, as the case may be, the other(s) will, and will cause its officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to, return to HOLDINGS or ELEMENT 21 all copies of written information furnished by or on behalf of HOLDINGS or ELEMENT 21 to the other(s) or their respective officers, directors, prospective lenders, financial advisors, counsel and other agents.

6.3 Public Disclosure. HOLDINGS and ELEMENT 21 agree that all general notice releases, statements and communications to the general public and the press relating to the transactions contemplated by this Agreement, shall be made only at such time and in such manner as shall be mutually agreed upon by them; provided, however, that any party shall be entitled to make public announcements of the proposed transaction if, in the opinion of its counsel, such announcement is required to comply with any applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and such party shall to the extent practicable, consult with the other party hereto with respect to such announcement and give reasonable prior notice of its intent to issue such announcement.

6.4      Best Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of HOLDINGS and ELEMENT 21 and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use best efforts to ensure that the Acquisition and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Acquisition, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require HOLDINGS or ELEMENT 21 or any subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         (b) ELEMENT 21 shall give prompt notice to HOLDINGS of any representation or warranty made by either contained in this Agreement becoming untrue or inaccurate, or any failure of ELEMENT 21 to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) HOLDINGS shall give prompt notice to ELEMENT 21 of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of HOLDINGS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.5 Third Party Consents. As soon as practicable following the date hereof, HOLDINGS and ELEMENT 21 will each use their commercially reasonable efforts to obtain any consents, waivers and approvals under any of their or their subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, including the consent and stock powers of the ELEMENT 21 SHAREHOLDERS.

6.6 ELEMENT 21 Investment Agreement. Each ELEMENT 21 SHAREHOLDER will deliver or cause to be delivered to HOLDINGS before the Closing, an executed Investment Agreement in substantially the form attached hereto as Exhibit A (the "ELEMENT 21 Investment Agreement"), which will be in full force and effect as of the Closing Date. Each Element 21 Investment Agreement shall reflect the nature of the share held under Rule 144 or Rule 701. HOLDINGS will place an appropriate legend on the certificate evidencing HOLDINGS Common Stock to be received by ELEMENT 21 SHAREHOLDERS pursuant to the terms of this Agreement, and will issue appropriate stop transfer instructions to the transfer agent for the HOLDINGS Common Stock, consistent with the terms of the ELEMENT 21 Investment Agreement.

6.7 Comfort Letter of HOLDINGS' Auditors. Prior to the Closing, HOLDINGS shall cause Good, Swartz, Brown & Berns, certified public accountants to HOLDINGS, to provide a letter reasonably acceptable to ELEMENT 21, relating to their audit of the financial statements relating to HOLDINGS contained in or incorporated by reference in the HOLDINGS annual report on Form 10K.

6.8 Comfort Letter of ELEMENT 21's Auditors. Prior to the Closing, ELEMENT 21 shall cause the certified public accountants to ELEMENT 21, to provide a letter reasonably acceptable to HOLDINGS, relating to their forthcoming audit of the financial statements relating to ELEMENT 21 contained in or incorporated by reference in any public filings of HOLDINGS.

6.9 ELEMENT 21 Accountants' Consent. ELEMENT 21 shall cause their certified public accountants to provide, upon request, an accountants' consent for the inclusion, in any filings, of audit report(s) for the periods required to be included in such filings (irrespective of whether an audit for such period is required under SEC rules).

6.10 No Solicitation by HOLDINGS. HOLDINGS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, agents, attorney, partners, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any HOLDINGS Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations or furnish any nonpublic information to any Person other than ELEMENT 21 and their representatives in connection with any HOLDINGS Takeover Proposal. For purposes of this Agreement, "HOLDINGS Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of HOLDINGS and its subsidiaries, taken as a whole, or 10% or more of any class of equity securities of HOLDINGS, any tender offer, exchange offer or other transactions that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of HOLDINGS, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving HOLDINGS or the HOLDINGS capital stock (or any HOLDINGS subsidiary whose business constitutes 50% or more of the net revenues, net income or the assets of HOLDINGS and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

6.11 Bulletin Board Listing. HOLDINGS shall use its best efforts to maintain the listing of its shares of common stock on the NASD OTC Bulletin Board.

6.12 HOLDINGS Liabilities. HOLDINGS shall terminate and extinguish all direct, indirect, short term, long term, choate, unchoate, contingent, unmatured, matured, known and unknown liabilities (collectively, "Liabilities") and all other obligations of HOLDINGS in form and substance satisfactory to ELEMENT 21.

6.13 Post-Acquisition operations. Following the Closing Date, all bank accounts of holdings shall be amended so that two nominees of ELEMENT 21 shall be the only signatories with authority to engage in transactions for such accounts.

6.14     REGISTRATION OF SHARES.  deleted

6.15 SHAREHOLDER APPROVAL. ELEMENT 21, acting through its Board of Directors, shall convene and hold a special meeting of its stockholders or otherwise solicit written consents for the purpose of considering and taking action upon this Agreement in accordance with the bylaws of ELEMENT 21.

6.16 Financial Statements. Prior to the Closing, ELEMENT 21 shall deliver to HOLDINGS (i) unaudited financial statements from inception (the " Financial Statements"). The Financial Statements will be prepared accordance with the books and records of ELEMENT 21 and will present fairly in all material respects the financial position and results of operations of ELEMENT 21 as of the times and for the periods referred to therein, in each case in accordance with GAAP.

6.17 Indemnification by Subsidiaries. Prior to the Closing, HOLDINGS shall have entered into an agreement with all of its subsidiaries reasonably acceptable to ELEMENT 21, whereby the subsidiaries agree to indemnify defend and hold harmless HOLDINGS, ELEMENT 21 from and against any and all losses, damages, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), costs, claims, liens or other obligations of any nature whatsoever whether existing or accruing prior or subsequent to the Closing Date, suffered or incurred by the Indemnification Group which, directly or indirectly, arise out of, result from or relate to such subsidiaries (the "Indemnification Agreement")

                                    ARTICLE 7
                          CONDITIONS TO THE ACQUISITION

7.1 Conditions to Obligations of Each Party to Effect the Acquisition.
The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

         (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

7.2 Additional Conditions to Obligations of ELEMENT 21. The obligation of ELEMENT 21 to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ELEMENT 21:

         (a)Representations and Warranties. Each representation and warranty of HOLDINGS contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material

Adverse Effect on HOLDINGS,  (B) for changes  contemplated by this Agreement and
(C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on HOLDINGS as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the HOLDINGS Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). ELEMENT 21 shall have received a certificate with respect to the foregoing signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

         (b)Agreements and Covenants. HOLDINGS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and ELEMENT 21 shall have received a certificate to such effect signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

         (c) Material Adverse Effect. No Material Adverse Effect with respect to HOLDINGS shall have occurred since the date of this Agreement.

         (d) SHAREHOLDERS' Signatures. ELEMENT 21 SHAREHOLDERS owning at least 90% of ELEMENT 21's issued and outstanding common stock shall sign this Agreement, the Investment Agreement (Exhibit A) and the Stockholder Waiver (Exhibit B) and shall have presented stock powers and other documents as needed to transfer their ELEMENT 21 stock to HOLDINGS, with signature(s) notarized or guaranteed.

         (e)      deleted

         (f) Quotation on Bulletin Board. The shares of the HOLDINGS Common Stock shall be quoted for trading on the NASD OTC Bulletin Board without restriction or qualification.

         (g) HOLDINGS Liabilities. All HOLDINGS Liabilities shall have been terminated and extinguished in form and substance satisfactory to ELEMENT 21.

         (h)  Officer  and   Directors.   HOLDINGS   shall  have   accepted  the
resignations of all existing officers of HOLDINGS.

         (i) Good Standing Certificate. HOLDINGS shall deliver such certificates and documents of officers of HOLDINGS and public officials as shall be reasonably requested by ELEMENT 21's counsel to establish the existence and good standing of HOLDINGS and the due authorization of this Agreement and the transactions contemplated by this Agreement.

         (j) SEC Reports. All SEC Filings shall have been submitted to the SEC in accordance with the requirements of the Exchange Act (and the rules, regulations and guidance promulgated thereunder), in form and substance satisfactory to ELEMENT 21, and all applicable waiting periods shall have been expired or waived by ELEMENT 21.

         (k) Delivery of the Stock Certificates. The ELEMENT 21 Shareholders shall have received the stock certificates representing up to a maximum 24,452,100 shares of HOLDINGS Common Stock (less provision for unexercised Element 21 options) at Closing.

         (l) Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to ELEMENT 21, which evidences that the conditions set forth in this Section 7.2 have been satisfied.

         (m) Due Diligence. ELEMENT 21 shall have completed its due diligence examination of the HOLDINGS and shall have become satisfied with the results thereof.

         (n)Secretary's Certificate. HOLDINGS shall have delivered to the ELEMENT 21 a certificate of the Secretary of HOLDINGS, in the form mutually agreed upon by the parties, certifying to the resolutions of the Board of Directors of HOLDINGS authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and (ii) this Agreement has been approved and adopted by all requisite corporate action on the part of HOLDINGS.

         (o) Indemnification Agreement. HOLDINGS shall have entered into the Indemnification Agreement with all of its subsidiaries in form and substance reasonably satisfactory to ELEMENT 21.


         (p)      Intentionally deleted

7.3 Additional Conditions to the Obligations of HOLDINGS. The obligations of HOLDINGS to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by HOLDINGS:

         (a) Representations and Warranties. Each representation and warranty of ELEMENT 21 contained in this Agreement: (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on ELEMENT 21, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on ELEMENT 21 as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the ELEMENT 21 Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). HOLDINGS shall have received a certificate with respect to the foregoing signed on behalf of ELEMENT 21 by authorized officers of ELEMENT 21.

         (b) Agreements and Covenants. ELEMENT 21 shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and HOLDINGS shall have received certificates to such effect signed on behalf of ELEMENT 21 by an authorized officer of ELEMENT 21.

         (c) Material Adverse Effect. No Material Adverse Effect with respect to ELEMENT 21 and its subsidiaries shall have occurred since the date of this Agreement.

         (d) SHAREHOLDERS' Signatures. ELEMENT 21 SHAREHOLDERS owning at least 90% of ELEMENT 21's issued and outstanding common stock shall sign this Agreement, the Investment Agreement (Exhibit A) and the Stockholder Waiver (Exhibit B) and shall have presented stock powers and other documents as needed to transfer their ELEMENT 21 stock to HOLDINGS, with signature(s) notarized or guaranteed.

         (e) Spin-off Costs. ELEMENT 21 shall have delivered to R. Bruce Reeves a check for $33,333 for the costs relating to the spin-off, as described in
Section 4.13 herein.

         (f) Consulting Agreement. ELEMENT 21 shall have approved the Consulting Agreement between HOLDINGS and the Consultant, whereby at Closing, Consultant shall be paid a one-time consulting fee of $120,000 by ELEMENT 21.

         (g) Reimbursements. ELEMENT 21 shall have delivered in cash to HOLDINGS or its assignee $55,684 in reimbursements at or prior to the Closing.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the requisite approvals of the Boards of Directors of ELEMENT 21 or HOLDINGS:

         (a) by mutual written consent duly authorized by the Boards of Directors of HOLDINGS and ELEMENT 21;

         (b) by either ELEMENT 21 or HOLDINGS if the Acquisition shall not have been consummated by September 21, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either ELEMENT 21 or HOLDINGS if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

         (d) by either ELEMENT 21 or HOLDINGS if the required approval of ELEMENT 21's SHAREHOLDERS shall not have been obtained; provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to ELEMENT 21 where the failure to obtain such ELEMENT 21 SHAREHOLDER approval shall have been caused by the action or failure to act of ELEMENT 21 and such action or failure to act constitutes a breach by ELEMENT 21 of this Agreement;

         (e) by ELEMENT 21, upon a breach of any representation, warranty, covenant or agreement on the part of HOLDINGS set forth in this Agreement, or if any representation or warranty of HOLDINGS shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in HOLDINGS' representations and warranties or breach by HOLDINGS is curable by HOLDINGS through the exercise of its commercially reasonable efforts, then ELEMENT 21 may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from ELEMENT 21 to HOLDINGS of such breach, provided HOLDINGS continues to exercise commercially reasonable efforts to cure such breach (it being understood that ELEMENT 21 may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by HOLDINGS is cured during such thirty day period); or

         (f) by HOLDINGS, upon a breach of any representation, warranty, covenant or agreement on the part of ELEMENT 21 set forth in this Agreement, or if any representation or warranty of ELEMENT 21 shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in ELEMENT 21's representations and warranties or breach by ELEMENT 21 is curable by ELEMENT 21 through the exercise of its commercially reasonable efforts, then HOLDINGS may not terminate this Agreement under this Section 8.1(f) for thirty (30) days after delivery of written notice from HOLDINGS to ELEMENT 21 of such breach, provided ELEMENT 21 continue to exercise commercially reasonable efforts to cure such breach (it being understood that HOLDINGS may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by ELEMENT 21 is cured during such thirty day period).

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and no party shall have

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

any further liability or obligation to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3, and Section 6.2(c), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated. As used herein, HOLDINGS expenses shall refer to expenses that relate to periods after the date of this Agreement, and any other costs not specifically stated in Section 8.3(b) herein.

         (a) Expenses to be paid by ELEMENT 21. ELEMENT 21 shall pay the following expenses relating to the Acquisition: the legal fees of its securities counsel, all audit costs concerning the pre-closing and post-closing audit of ELEMENT 21, (including the cost of producing any audited or unaudited pro-forma financial statements and/or any audited or unaudited stub financial statements for ELEMENT 21). ELEMENT 21 shall pay for the filing of Form 10KSB due on or before October 14, 2002.

         (b) Expenses to be paid by HOLDINGS. HOLDINGS shall pay the costs related to initiating the following actions: the legal fees of its securities counsel; the cost of an opinion letter by legal counsel regarding present or past litigation; the cost of preparation of board minutes and resolutions of HOLDINGS; cover letter to transfer agent; various letters to NASD, and other regulatory agencies concerning the required advance notices of the transaction; preparing and filing the Form 8-K describing the Acquisition of ELEMENT 21; the cost of completing the spin-offs of Tech Ventures, AssureTec, BTI and Tech;
preparing and sending to HOLDINGS' stockholders and others notice of the acquisition of ELEMENT 21.

8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of HOLDINGS and ELEMENT 21.

8.5 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1      Indemnification.

         (a) HOLDINGS agrees to indemnify, defend and hold harmless ELEMENT 21 and its stockholders on the Closing Date ("Indemnitees") from and against any and all Losses suffered or incurred by the ELEMENT 21 Indemnitees which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of HOLDINGS contained in this Agreement, or (ii) any breach of any covenant or agreement of HOLDINGS contained in this Agreement.


         (b) ELEMENT 21 agrees to indemnify, defend and hold harmless HOLDINGS and its stockholders on the Closing Date ("Indemnitees") from and against any and all Losses suffered or incurred by the HOLDINGS Indemnitees which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of ELEMENT 21 contained in this Agreement, or (ii) any breach of any covenant or agreement of ELEMENT 21 contained in this Agreement.


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                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1 Survival of Representations and Warranties. The representations and warranties of HOLDINGS and ELEMENT 21 contained in this Agreement shall survive for a period of two (2) years following the Closing Date.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a)     if to HOLDINGS, to:

                         BRL HOLDINGS, INC.
                         200 Perimeter Road
                         Manchester, N.H. 03103
                         Attn: Dr. Bruce Reeves, Ph. D., President &/CEO
                         Telephone: (603) 641-8443
                         Fax: (603) 641-9535

            with a copy to:
                         John Lowy, P.C.
                         645 Fifth Ave., 4th Floor
                         New York, NY 10022
                         Attention: John Lowy
                         Telephone: (212) 371-7799
                         Fax: (212) 371-8527

    (b)     if to ELEMENT 21, to:
                         Tom Sawyer, Esq.
                         316 Main, Suite L
                         Humble, TX 77338
                         Telephone:       281 446-7122
                         Fax:             281 446-7711



10.3 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the ELEMENT 21 Disclosure

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

Schedule and the HOLDINGS Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement and the parties assume no liability to any third party because of such reliance.

10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Waiver of Jury Trial. EACH OF HOLDINGS, ELEMENT 21 SHAREHOLDERS AND ELEMENT 21 HEREIN IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE)
ARISING  OUT OF OR  RELATING  TO THIS  AGREEMENT  OR THE  ACTIONS OF HOLDINGS OR
ELEMENT  21 IN THE  NEGOTIATION,  ADMINISTRATION,  PERFORMANCE  AND  ENFORCEMENT
HEREOF.

10.12 Brokers and Finders. The parties have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finder's fee in connection with the Agreement.

10.13 FURTHER ASSURANCES. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, prior to and after the Closing and without further consideration, the parties shall execute, acknowledge and deliver such other assignments, transfers, consents and other documents and instruments and take such other actions as either Party, or its counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and or by their duly authorized respective officers this 19th day of September 2002.

                                      ELEMENT 21 Golf Company

                                      By:   /s/ Nataliya Hearn
                                            --------------------
                                            Name: Nataliya Hearn
                                            Title: President and CEO


                                      BRL HOLDINGS, INC.



                                      By: /s/ R. Bruce Reeves
                                          -------------------
                                          Name: R. Bruce Reeves
                                          Title: President and CEO

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and or by their duly authorized respective officers this 19th day of September.




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                                   SCHEDULE A
                             ELEMENT 21 SHAREHOLDERS

Counterpart Signature Page of ELEMENT 21 Shareholders

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